                                                                      Exhibit 99


              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information should be read in conjunction with the historical financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 and the Quarterly Reports on Form 10-Q as of April 30, 1998 and July 31, 1998. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Asset Sale been consummated at the time and in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.


Basis of Presentation

The unaudited pro forma balance sheet presents the consolidated financial position of the Company assuming the Asset Sale had been consummated on July 31, 1998. The unaudited pro forma income statements for the fiscal year ended January 31, 1998, and for the six months ended July 31, 1998, present the consolidated results of operations of the Company assuming that the disposition had been consummated as of February 1, 1997.


Pro Forma Adjustments

Balance Sheet

The following notes describe the historical and pro forma adjustments found on the accompanying balance sheet.

(1) The amounts included in the One World and YAR AT&T column reflect the assets and liabilities involved in the transaction, including accounts receivable, work in progress, fixed assets, other current and non-current assets, accounts payable and other current and non-current liabilities.

(2) The pro forma adjustments reflect the application of $5.3 million in proceeds from the Asset Sale. $1.5 million of the purchase price was placed in escrow and is not reflected in this pro forma adjustment as certain net tangible asset provisions have not yet been finalized. Further, the Company is in the process of finalizing certain acquisition related contingent consideration payments with the former owner of One World's predecessor based on One World's performance during the eleven months ended September 30, 1998. For these reasons, only $5.3 million of proceeds has been considered. Of the net proceeds received, $1.9 million related to the One World acquisition and YAR working capital financing and was immediately retired upon closing of the Asset Sale. The remaining proceeds have been invested in short-term certificates of deposit and will be used for future general corporate purposes. Additionally, as a result of the Asset Sale, the Company has allocated approximately $7.4 million of goodwill related to the YAR AT&T account to this transaction. This represents management's estimate at this time and could change upon the finalization of the analysis. As a result of the Asset Sale, Management will also be assessing the on-going cash flows of the remaining YAR business and its underlying assets to determine whether there are any impairment losses to be recognized.

Income Statements

The following notes describe the historical and pro forma adjustments found on the accompanying income statements.

(1) The amounts included in the One World and YAR AT&T column on the income statements reflect the direct activity of the business, including the revenue, direct expenses, and direct salaries, general and administrative expenses of the business. No estimates of labor, general and administrative expenses related to servicing the YAR AT&T account have been included as these costs are generally indirect costs of servicing the client for pro forma purposes. As such, the remaining Pro Forma Results for the Company are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred as a result of the disposition of the AT&T account of YAR nor are they necessarily indicative of future operating results or financial position. Pretax income has been taxed using the Company's statutory rate.

(2) The pro forma adjustments reflect the reduction in interest expense as a result of $1.9 million of the proceeds from the Asset Sale being used to reduce the debt incurred in connection with the Company's acquisition of One World and in providing short-term working capital for YAR. Additionally, the $7.4 million in YAR AT&T goodwill allocated to this Asset Sale has the effect of reducing amortization expense within general and administrative expenses on the pro forma income statements. Pretax income has been taxed using the Company's statutory rate.

UNAUDITED PRO FORMA BALANCE SHEET AS OF JULY 31, 1998

                                                                    Less ONE WORLD
                                                      THE LEAP       and the YAR        Pro Forma      PRO FORMA
ASSETS                                                  GROUP        AT&T Account      Adjustments      RESULTS
Current Assets
   Cash and cash equivalents                         12,709,007       1,108,980         3,395,000      14,995,027
   Accounts receivable (net of allowance
      of $779,422)                                    4,776,109       1,092,669                         3,683,440
   Costs in excess of billings (net of
      allowance of $10,374)                           2,156,395         954,232                         1,202,163
   Prepaid expenses                                     309,190           5,535                           303,655
   Refundable income                                    320,000                                           320,000
   Deferred income tax asset                            530,000                                           530,000
                                                     ----------       ---------        ----------      ----------
Total current assets                                 20,800,701       3,161,416         3,395,000      21,034,285

Property and Equipment                                6,721,625         351,659                         6,369,966
   Less accumulated depreciation                     (1,945,067)        (68,023)                       (1,877,044)
                                                     ----------       ---------        ----------      ----------
Net property and equipment                            4,776,558         283,636                 0       4,492,922

Other Assets
   Intangible assets                                 14,711,376       1,034,088        (7,385,736)      6,291,552
   Deferred income tax asset                          2,351,993                                         2,351,993
   Other assets                                         985,819                                           985,819
                                                     ----------       ---------        ----------      ----------
Other assets                                         18,049,188       1,034,088        (7,385,736)      9,629,364

   Total Assets                                      43,626,447       4,479,140        (3,990,736)     35,156,571
                                                     ==========       =========        ==========      ==========

    See accompanying notes to the unaudited pro forma financial information

                                                                  Less One World
                                                      THE LEAP       & the YAR       Pro Forma      PRO FORMA
LIABILITIES AND STOCKHOLDERS' EQUITY                   GROUP       AT&T Account     Adjustments      RESULTS
Current Liabilities
  Accounts payable                                    3,169,312      1,723,031                       1,446,281
  Accrued expenses                                      693,562        122,729                         570,833
  Accrued restructuring                                 105,983                                        105,983
  Billings in excess of costs                         1,428,190        905,933                         522,257
  Notes payable                                       6,617,025                     (1,885,000)      4,732,025
  Current portion of long-term liabilities              366,843                                        366,843
                                                     ----------      ---------      ----------      ----------
Total current liabilities                            12,380,915      2,751,693      (1,885,000)      7,744,222

Long-Term Liabilities
  Capital lease obligations                             235,937                                        235,937
                                                     ----------      ---------      ----------      ----------

Total Liabilities                                    12,616,852      2,751,693      (1,885,000)      7,980,159

Commitments and Contingencies

Stockholders' Equity
  Common stock, $.01 par value; 100,000,000
  shares authorized, 13,648,866 shares issued
  and outstanding as of July 31, 1998                   136,489                                        136,489
  Additional paid in capital                         35,680,845                                     35,680,845
  Retained earnings                                  (4,656,609)                    (3,833,183)     (8,489,792)
  less cost of 50,000 shares of treasury stock         (151,130)                                      (151,130)
                                                     ----------      ---------      ----------      ----------
Total Stockholders' Equity                           31,009,595              0      (3,833,183)     27,176,412

Total Liabilities and Stockholders' Equity           43,626,447      2,751,693      (5,718,183)     35,156,571
                                                     ==========      =========      ==========      ==========

    See accompanying notes to the unaudited pro forma financial information

UNAUDITED PRO FORMA INCOME STATEMENT FOR THE SIX MONTHS ENDED JULY 31, 1998

                                                            Less One World
                                             THE LEAP         & the YAR       Pro Forma        Pro Forma
INCOME STATEMENT                              GROUP          AT&T Account    Adjustments        Results
Revenues                                    19,366,006        9,107,631                        10,258,375

Operating expenses:
  Direct costs and related expenses          7,614,831        4,380,696                         3,234,135
  Salaries and related expenses              8,457,854        1,959,247(1)                      6,498,607(1)
  General and administrative expenses        4,161,910          867,347(1)     (197,833)        3,096,730(1)
                                            ----------        ---------        --------        ----------
Total operating expenses                    20,234,595        7,207,290        (197,833)       12,829,472

Operating loss                                (868,589)       1,900,341         197,833        (2,571,097)

  Gain on Sale of Building                   1,154,588                                          1,154,588
  Interest (expense) / incomes, net           (119,051)         (39,458)         48,700           (30,893)
                                            ----------        ---------        --------        ----------

Income / (Loss) before income taxes            166,948        1,860,883         246,533        (1,447,402)

  Income tax (expense) / benefit               (78,068)        (755,803)        (98,613)          578,961
                                            ----------        ---------        --------        ----------

Net income / (loss)                             88,880        1,105,080         147,920          (868,441)
                                            ==========        =========        ========        ==========

Net income / (loss) per share:
  Basic                                          $0.01            $0.08           $0.01            ($0.06)
                                            ==========        =========        ========        ==========
  Diluted                                        $0.01            $0.08           $0.01            ($0.06)
                                            ==========        =========        ========        ==========

   See accompanying notes to the unaudited pro forma financial information.

(1) The One World and YAR AT&T account column does not include YAR labor and overhead expenses as these are considered for pro forma purposes as indirect costs of servicing the AT&T account. As such, the Pro Forma Results do not reflect reductions in these costs which may be made by management as a result of the sale of the AT&T account.

UNAUDITED PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED JANUARY 31, 1998

                                                            Less One World
                                             THE LEAP       & the YAR AT&T     Pro Forma         Pro Forma
INCOME STATEMENT                              GROUP           Account(1)      Adjustments         Results
Revenues                                    30,660,039        11,910,292                         18,749,747

Operating expenses:
  Direct costs and related expenses         11,451,736         4,082,182                          7,369,554
  Salaries and related expenses             18,390,286         1,021,422(2)                      17,368,864(2)
  General and administrative expenses       10,208,238           503,044(2)     (365,532)         9,339,662(2)
                                            ----------        ----------        --------        -----------
Total operating expenses                    40,050,260         5,606,648        (365,532)        34,078,080

Operating loss                              (9,390,221)        6,303,644         365,532        (15,328,333)

  Interest (expense) / incomes, net            269,024           (42,264)         97,395            408,683
                                            ----------        ----------        --------        -----------

Income / (Loss) before income taxes         (9,121,197)        6,261,380         462,927        (14,919,650)

  Income tax (expense) / benefit             3,510,365        (2,525,796)       (185,171)         5,967,860
                                            ----------        ----------        --------        -----------

Net income / (loss)                         (5,610,832)        3,735,584         277,756         (8,951,790)
                                            ==========        ==========        ========        ===========

Net income / (loss) per share:
  Basic                                         ($0.41)            $0.27           $0.02             ($0.66)
                                            ==========        ==========        ========        ===========
  Diluted                                       ($0.41)            $0.27           $0.02             ($0.66)
                                            ==========        ==========        ========        ===========

    See accompanying notes to the unaudited pro forma financial information

(1) Includes three months of One World results from the effective acquisition date, November 1, 1997, through the end of the fiscal year, January 31, 1998. Includes ten months of YAR results from the effective acquisition date, April 1, 1997, through the end of the fiscal year, January 31, 1998.
(2) The One World and YAR AT&T account column does not include YAR labor and overhead expenses as these are considered for pro forma purposes as indirect costs of servicing the AT&T account. As such, the Pro Forma Results do not reflect reductions in these costs which may be made by management as a result of the sale of the AT&T account.